     As filed with the Securities and Exchange Commission on May 19, 1999 Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                            -----------------------

                                   FORM S-8
                            Registration Statement
                                     Under
                          The Securities Act of 1933

                           TRANSCEND SERVICES, INC.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)

                   Delaware                               33-0378756
         -------------------------------            ----------------------
         (State or other jurisdiction                  (I.R.S. Employer
        of incorporation or organization)           Identification Number)

                           3353 Peachtree Road, N.E.
                                  Suite 1000
                            Atlanta, Georgia 30326
                    ----------------------------------------
                    (Address of principal executive offices)

                            1992 STOCK OPTION PLAN
                       --------------------------------
                           (Full Title of the Plan)

                                Larry G. Gerdes
                     President and Chief Executive Officer
                           Transcend Services, Inc.
                           3353 Peachtree Road, N.E.
                                  Suite 1000
                            Atlanta, Georgia 30326
                                (404) 364-8000
                            ----------------------

                (Name, address and telephone number, including
                        area code, of agent for service)
                        ______________________________

                             Copies Requested to:

                            Terry F. Schwartz, Esq.
                        Smith, Gambrell & Russell, LLP
                           Suite 3100, Promenade II
                          1230 Peachtree Street, N.E.
                         Atlanta, Georgia  30309-3592
                                (404) 815-3731

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
      Title of                           Proposed           Proposed
     Securities          Amount          Maximum            Maximum                Amount of
        to be            to be        Offering Price        Aggregate            Registration
     Registered        Registered     Per Share (1)      Offering Price (1)           Fee
-----------------------------------------------------------------------------------------------
Options and
underlying shares        750,000         $1.65625             $1,242,188             $345.33
of Common Stock          Shares
-----------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 17, 1999

     This Registration Statement covers 750,000 additional shares of the $0.01 par value Common Stock of Transcend Services, Inc. (the "Company") issuable pursuant to the Company's 1992 Stock Option Plan, for which two previously filed Registration Statements on Form S-8 are effective. The contents of the Company's earlier Registration Statement on Form S-8, File No. 33-57072, as filed with the Securities and Exchange Commission on January 15, 1993, and the contents of the Company's earlier Registration Statement on Form S-8, File No. 333-16213, as filed with the Securities and Exchange Commission on November 15, 1996, are incorporated by reference.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

         (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934, on January 8, 1990.

Item 4.  Description of Securities.
------   --------------------------

         No response to this item is required.

Item 5.  Interests of Named Experts and Counsel.
------   ---------------------------------------

         No response to this item is required.

Item 6.  Indemnification of Officers and Directors.
------   -----------------------------------------

         No response to this item is required.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

         No response to this item is required.

Item 8.  Exhibits.
------   --------

         The following exhibits are filed with or incorporated by reference into this report. The exhibits which are denominated by an asterisk (*) were previously filed as a part of, and are hereby incorporated by reference from the Form S-8 Registration Statement under the Securities Act of 1933, as filed with the Securities and Exchange Commission on November 15, 1996, Registration No. 333-16213.


Exhibit
Number                        Description of Exhibit
------                        ----------------------

*4.1  -  1992 Stock Option Plan, as Amended and Restated.

*4.2 - Form of Stock Option Agreement under 1992 Stock Option Plan, as Amended and Restated.

 4.3 - Amendment, effective as of April 29, 1997, to 1992 Stock Option Plan, as Amended and Restated

 4.4 - Amendment, effective as of April 28, 1998, to 1992 Stock Option Plan, as Amended and Restated

 5.1  -  Opinion of Smith, Gambrell & Russell.

23.1  -  Consent of Arthur Andersen LLP.

23.2 - Consent of Smith, Gambrell & Russell (contained in their opinion filed as Exhibit 5.1).

24.1  -  Power of Attorney of Donald L. Lucas.


Item 9.  Undertakings.
------   ------------

         No response to this item is required.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on this 11th day of May, 1999.

                                        TRANSCEND SERVICES, INC.


Date: May 11, 1999                      By:  /s/ Larry G. Gerdes
                                           -----------------------------------
                                        Larry G. Gerdes, President,
                                        Chief Executive Officer and Director
                                        (Principal Executive Officer)

Date: May 11, 1999                      By:  /s/ Douglas A. Shamon
                                           -----------------------------------
                                           Douglas A. Shamon, Chief Financial
                                           Officer, Secretary and Treasurer
                                           (Principal Accounting and Financial
                                           Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                   Title                      Date
    ---------                   -----                      ----

      *                      Chairman                   May 11, 1999
------------------------
Donald L. Lucas


/s/ Larry G. Gerdes          President and              May 11, 1999
------------------------
Larry G. Gerdes              Chief Executive Officer


/s/ George B. Caldwell       Director                   May 11, 1999
------------------------
George B. Caldwell


/s/ Walter S. Huff, Jr.      Director                   May 11, 1999
------------------------
Walter S. Huff, Jr.


/s/ Charles E. Thoele        Director                   May 11, 1999
------------------------
Charles E. Thoele


/s/ B. Frederick Becker      Director                   May 11, 1999
------------------------
B. Frederick Becker


*By:  /s/ Larry G. Gerdes
    ----------------------
Larry G. Gerdes, pursuant to a
    power-of-attorney filed as an
    exhibit to this Registration Statement

                                 EXHIBIT INDEX


Exhibit
Number              Description of Exhibit
------              ----------------------

   4.3 - Amendment, effective as of April 29, 1997, to 1992 Stock Option Plan, as Amended and Restated

   4.4 - Amendment, effective as of April 28, 1998, to 1992 Stock Option Plan, as Amended and Restated

   5.1  -  Opinion of Smith, Gambrell & Russell.

  23.1  -  Consent of Arthur Anderson LLP.

  24.1  -  Power of Attorney of Donald L. Lucas.